UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 T-Rex Avenue, Suite 225, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer; Appointment of Interim Chief Executive Officer

On August 1, 2022, Mr. Daniel DiPofi resigned from his position as Chief Executive Officer of Twinlab Consolidated Holdings, Inc. (the “Company”), effective immediately. Mr. DiPofi continues to serve as a director of the Company. The Board of Directors of the Company unanimously accepted Mr. DiPofi’ s resignation and appointed Kyle Casey, the Company’s current Chief Financial Officer, as Interim Chief Executive Officer, effective immediately. In his capacity as Interim Chief Executive Officer, Mr. Casey will succeed Mr. DiPofi as the principal executive officer of the Company, while maintaining his position as the principal financial officer.

Mr. Casey, age 39, joined the Company in April 2019 and served as the Company’s Controller prior to his appointment as interim Chief Financial Officer of the Company, effective October 8, 2019. He was appointed Chief Financial Officer on January 13, 2020. Before joining the Company, Mr. Casey was with Gulfstream Park Racetrack and Casino from December 2015 through November 2018, most recently serving as the Vice President of Finance. Prior to his employment with Gulfstream Park Racetrack and Casino, Mr. Casey served as Chief Auditing Officer for the Florida Department of Business and Professional Regulation from March 2014 through December 2015. Mr. Casey holds a Bachelor of Science in Accounting and Finance, as well as a Master of Science in Taxation, from Florida State University. Mr. Casey is a licensed Certified Public Accountant.

There are no arrangements or understandings between Mr. Casey and any other persons in connection with his appointment. There are no family relationships between Mr. Casey and any director or executive officer of the Company, and Mr. Casey is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

On August 26, 2022, at a special meeting of the Board of Directors of the Company, the Board of Directors of the Company discussed the modification of Mr. Casey’s salary in recognition of his additional duties as Interim Chief Executive Officer. The Company has not entered into an employment agreement with Mr. Casey in his capacity as Interim Chief Executive Officer and Chief Financial Officer, but the Board of Directors of the Company unanimously approved that his compensation be modified so that, effective August 1, 2022, he will receive an annual base salary of $345,000, until such time as a permanent Chief Executive Officer is elected, at which time Mr. Casey’s salary will revert to $262,000, his prior salary as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: September 26, 2022	By:	/s/ Kyle Casey
Kyle Casey Interim Chief Executive Officer and Chief Financial Officer